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                                                    Exhibit 12


                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
               Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Millions)


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
                                                                 Nine months ended
                                                                 September 30, 1994
                                                                 -------------------
Income before provision for income taxes and
 extraordinary items..........................................         $1,769.0
Equity in income of less than majority-owned subsidiaries.....            (62.0)
Dividends from less than majority-owned subsidiaries..........             48.2
Interest expense, including interest on capital
 lease obligations............................................            477.0
Portion of rent expense representative of the
 interest factor..............................................             76.4
                                                                       --------

Income, as adjusted...........................................         $2,308.6
                                                                       ========

Fixed charges:
Interest expense, including interest on capital
 lease obligations............................................         $  477.0
Portion of rent expense representative of the
 interest factor..............................................             76.4
Interest capitalized on construction..........................              9.9
Preferred stock dividend requirement..........................              3.2
                                                                       --------

Fixed charges.................................................         $  566.5
                                                                       ========

Ratio of Earnings to Fixed Charges............................             4.08
                                                                       ========
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